AMENDMENT NO. 1
TO
INVESTMENT SUB-ADVISORY
AGREEMENT

       This AMENDMENT NO. 1 TO
INVESTMENT SUB-ADVISORY
AGREEMENT is dated as of October
31,
2007, by and between THE
VARIABLE ANNUITY LIFE INSURANCE
COMPANY, a Texas Corporation
(the
Adviser  ), and TEMPLETON
INVESTMENT COUNSEL, LLC (the
Sub-Adviser  ).

W I T N E S S E T H:

       WHEREAS, the Adviser and
VALIC Company I (the
Corporation  ), have entered
into an Investment Advisory
Agreement dated as of January 1,
2002, as amended from time to
time (the   Advisory Agreement
), pursuant to which the
Adviser has agreed to provide
investment management, advisory
and administrative services to
the Corporation, and
pursuant to which the Adviser
may delegate one or more of its
duties to a sub-adviser pursuant
to a written sub-advisory
agreement; and

       WHEREAS, the Adviser and
the Sub-Adviser are parties to
an Investment Sub-Advisory
Agreement dated
December 5, 2005, as amended
from time to time (the   Sub-
Advisory Agreement  ), pursuant
to which the Sub-Adviser
furnishes investment advisory
services to certain series (the
Funds  ) of the Corporation, as
listed on Schedule A of the
Sub-Advisory Agreement;

       WHEREAS, the parties
desire to amend the Sub-Advisory
Agreement to comply with the
requirements of rules
17a-10, 10f-3, 12d3-1 and 17e-1
under the Investment Company Act
of 1940, as amended, relating to
certain exemptions
available for transactions with
sub-advisory affiliates; and

       WHEREAS, the Board of
Directors of the Corporation has
approved this Amendment to the
Sub-Advisory
Agreement and it is not required
to be approved by the
shareholders of the Funds.

       NOW, THEREFORE, it is
hereby agreed between the
parties hereto as follows:

1.	The following provision is
inserted in Section 1 of the
Sub-Advisory Agreement:

  The Sub-Adviser also
represents and warrants that in
furnishing services hereunder,
the Sub-
Adviser will not consult with
any other sub-adviser of the
Funds or other series of the
Corporation, to the extent any
other sub-advisers are engaged
by the Adviser, or any other
sub-advisers to other
investments companies that are
under common control with the
Corporation, concerning
transactions of the Funds in
securities or other assets
except (i) for
purposes of complying with the
conditions of paragraphs (a) and
(b) of rule 12d3-1 under the
Act; and (ii) such consultations
are permitted between the
current and successor sub-
advisers
of the Fund in order to effect
an orderly transition of sub-
advisory duties so long as such
consultations are not concerning
transactions prohibited by
Section 17(a) of the Act.

2.	Counterparts.	This
Amendment may be executed in two
or more counterparts, each of
which shall be
an original and all of which
together shall constitute one
instrument.

3.	Full Force and Effect.
	Except as expressly
supplemented, amended or
consented to hereby, all of the
representations, warranties,
terms, covenants, and conditions
of the Sub-Advisory Agreement
shall remain
unchanged and shall continue to
be in full force and effect.

4.	Miscellaneous. Capitalized
terms used but not defined
herein shall have the meanings
assigned to them
in the Sub-Advisory Agreement.

       IN WITNESS WHEREOF, the
parties have caused their
respective duly authorized
officers to execute this
Agreement as of the date first
above written.

THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY	TEMPLETON
INVESTMENT COUNSEL, LLC

By:	/S/ EVELYN CURRAN
			By:	/S/ GARY
P. MOTYL, CFA
Name:	Evelyn Curran
				Name:
	Gary P. Motyl, CFA

Title:	Senior Vice
President
	Title:	President/ CIO

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P:\Securities Compliance\VC
I\Agreements\Sub-Advisory
Agreements\Templeton
Investment\Amend 1 to TIC Sub-
Adv Agmt (10.31.07).doc